UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                     ____________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2010

                              DATARAM CORPORATION
___________________________________________________________________________
            (Exact name of registrant as specified in charter)

        New Jersey                 1-8266                       22-18314-09
___________________________________________________________________________
State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                  File Number)         Identification No.)

     Route 571, P. O. Box 7258, Princeton, NJ                   08543-7528
___________________________________________________________________________
     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:   (609) 799-0071
___________________________________________________________________________
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 16, 2010, Dataram Corporation (the "Company") received a written notice from the NASDAQ Stock Market indicating that the Company is not in compliance with the minimum stockholders' equity requirement for continued listing on the NASDAQ Global Market (as set forth in NASDAQ Listing Rule 5450(b)(1)(A)) because the Company's stockholders' equity is below the NASDAQ Global Market minimum stockholders' equity listing requirement of $10,000,000.

The Company has until January 31, 2011 to either: (1) provide the NASDAQ with a specific plan to regain compliance with the NASDAQ Global Market listing requirements, including the time frame for completion of such plan; or (2) apply to transfer the Company's securities to the NASDAQ Capital Market. The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as the NASDAQ Global Market. The Company presently intends to prepare its Global Market compliance plan for submittal to NASDAQ by the specified date. If the Company's plan is accepted, the NASDAQ Staff can grant an extension of up to 180 days from the December 16 notice date to evidence compliance.

Section 9 - Financial Statements and Exhibits.

Item 9.01.  Exhibits.

None.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DATARAM CORPORATION

                                 By:  MARK MADDOCKS

Date:     December 22, 2010           /s/  Mark Maddocks
                                      _____________________________________
                                      Mark Maddocks, Vice President-Finance
                                      and Chief Financial Officer